UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Korro Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 First Street, 2nd floor, Suite 250 Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 468-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KRRO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A, or this Amendment, is being filed to amend the Current Report on Form 8-K filed by Korro Bio, Inc., or Korro, on June 11, 2025, or the Original 8-K. The Original 8-K was filed with the Securities and Exchange Commission to report the stockholder votes at Korro’s 2025 annual meeting of stockholders held on June 11, 2025, or the 2025 Annual Meeting. The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, Korro’s Board of Directors’ decision on the stockholder vote regarding the frequency of future non-binding advisory votes on the compensation of Korro’s named executive officers. Except as set forth herein, no other modifications have been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, Korro’s stockholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on the compensation of Korro’s named executive officers. As reported in the Original 8-K, Korro’s stockholders adopted a non-binding, advisory resolution approving the “1 Year” option for the frequency of future advisory votes on the compensation of Korro’s named executive officers. In light of these results, Korro’s Board of Directors has determined that advisory votes on the compensation of Korro’s named executive officers will be held each year until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of Korro’s named executive officers, which is required to occur no later than Korro’s 2031 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORRO BIO, INC.

Date: June 18, 2025	By:	/s/ Ram Aiyar

Name: Ram Aiyar
Title: President and Chief Executive Officer